Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ransn-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal 2023 results

•	Delivered strong organic NSR growth across both the Americas and International segments

•	Margins expanded to a new high for a second quarter, resulting in highly profitable growth

•	Total design backlog increased by 12% with record quarterly wins; both design backlog and total backlog achieved record highs

•	Secular growth drivers are accelerating and the Company’s pipeline is at a record level

•	Reiterated all key financial guidance for fiscal 2023 and all fiscal 2024 financial targets

DALLAS (May 8, 2023) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported second quarter fiscal 2023 results.

	Second Quarter Fiscal 2023
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,490	--	9%	--
Net Service Revenue (NSR)[2]	--	$1,679	--	7%
Operating Income	$197	$212	77%	12%
Segment Operating Margin[3] (NSR)	--	14.5%	--	+60bps
Net Income	$118	$128	141%	9%
EPS (Fully Diluted)	$0.84	$0.92	147%	11%
EBITDA[4]	--	$244	--	10%
Operating Cash Flow	$11	--	NM	--
Free Cash Flow[5]	--	$(21)	--	NM

Second Quarter Fiscal 2023 Highlights

•	Revenue increased 9% to $3.5 billion, operating income increased 77% to $197 million, the operating margin increased 220 basis points to 5.7%, net income increased 141% to $118 million and diluted earnings per share increased 147% to $0.84.

•	Organic net service revenue[2] increased by 8% in the design business, with continued strong growth across all major markets.

•	Total design backlog increased by 12%[6] to a new record high, driven by record quarterly wins and a 1.5 book-to-burn ratio[7]; total backlog also achieved a record high.

–	Importantly, the Company’s focus on winning what matters to transform long-term earnings power resulted in a record win rate and record level of proposals and bids submitted.

–	The design win rate reached a new high, including more than doubling the share of trailing twelve-month design wins valued at greater than $25 million over the last few years, which has enhanced visibility and long-term earnings power.

•	The segment adjusted[1] operating margin[3] increased by 60 basis points to 14.5%.

–	The benefits of ongoing operational efficiency initiatives and focused allocation of time and capital on high-returning opportunities have enabled increased investment to further extend the Company’s competitive advantage.

•	Adjusted[1] EBITDA[4] increased 10% to a new quarterly high and adjusted[1] EPS increased 11%, reflecting the continued high quality and highly profitable nature of the Company’s record wins and backlog.

–	On a constant-currency basis, adjusted[1] EBITDA[4] increased 14%.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Operating cash flow in the first half of the year was $131 million and free cash flow[5] was $63 million.

–	The Company’s track record of consistently strong conversion of earnings to cash flow has enabled increased investments in organic growth and continued execution of its returns-focused capital allocation policy.

–	Under this policy, the Company intends to reinvest in high-returning organic growth opportunities and return substantially all remaining available cash flow to stockholders through share repurchases and dividends.

–	The Company has returned more than $1.6 billion of capital to shareholders since September 2020 through dividends and stock repurchases, including repurchasing more than 16% of shares outstanding over that period.

Fiscal 2023 Financial Guidance and Long-Term Fiscal 2024 Financial Targets

•	Due to strong operational performance and despite removing AECOM Capital’s previously expected contribution from guidance, AECOM reiterated its fiscal 2023 guidance for adjusted[1] EBITDA[4] of between $935 million and $975 million and adjusted[1] EPS of between $3.55 and $3.75, both of which would reflect 10% constant-currency growth at the mid-point of the respective ranges.

•	The Company’s guidance includes expectations for:

–	Organic NSR[2] growth accelerating to approximately 8% for the full year.

–	An adjusted[1] operating margin of approximately 14.6%, a 40 basis point increase from the prior year, which includes strong underlying performance and ongoing investments in growth.

–	An average fully diluted share count of 141 million, which reflects only shares repurchased to date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.

–	An effective tax rate of between 24% and 26%.

•	The Company continues to expect free cash flow[5] of between $475 million and $675 million in fiscal 2023, reflecting continued strong underlying cash conversion within the Professional Services business.

•	The Company also reiterated its financial targets for fiscal 2024, which include an expectation to deliver adjusted[1] EPS of $4.75+, a 15% segment adjusted[1] operating margin[3] and return on invested capital[8] of 17%, and reiterated its long-term target to achieve a segment adjusted operating margin of 17%.

“Against a backdrop of rising demand and strong secular tailwinds, our focus on building the best franchises and culture in our industry is resulting in strong returns, as our second quarter performance underscores,” said Troy Rudd, AECOM’s chief executive officer. “Through the investments we are making in our teams and our focus on winning what matters to expand our long-term earnings power, we are delivering on our key priorities. This includes highly profitable and high returning organic growth and strong shareholder value creation through our returns-focused capital allocation policy. Importantly, our teams are highly engaged, voluntary attrition rates have declined and are substantially ahead of key industry benchmarks and our internal targets, and through collaboration, we are bringing the full strength of our technical abilities and the ingenuity of our global teams to our clients. As we look ahead, these competitive advantages will be an essential element of continued outperformance and long-term value creation against a backdrop of strong secular demand drivers.”

“I am proud of our teams’ unrivaled technical excellence and collaboration, which are distinguishing us in the market and extending our competitive advantage,” said Lara Poloni, AECOM’s president. “With unprecedented levels of funding from the three secular megatrends – including continued investments in global infrastructure, sustainability and resilience, and long-term supply chain and energy transitions – combined with our continued market share gains and expanding addressable market, we are highly confident in our ability to capitalize and outperform.”

“Our consistently strong financial performance has been enabled by our strong balance sheet, the highly cash generative nature of our business, and investments in people, organic growth initiatives, and operational efficiencies,” said Gaurav Kapoor, AECOM’s chief financial officer. “As an organization, our focus is on continuing to allocate capital towards our highest returning and fastest growing markets, while investing to take full advantage of our scale to extend the capacity of our teams and capitalize on our record backlog and pipeline. The result has been consistently strong margin performance and return on capital.”

Business Segments

Americas

Revenue in the second quarter was $2.6 billion. Net service revenue2 was $976 million, highlighted by 5% growth in the design business.

Operating income increased by 9% over the prior year to $178 million. On an adjusted1 basis, operating income increased by 9% to $182 million. The adjusted operating margin on an NSR2 basis of 18.7% reflected a 100 basis point increase over the prior year, which is enabled by and creates further opportunities to invest in organic growth.

International

Revenue in the second quarter was $860 million. Net service revenue2 was $703 million, a 12% increase from the prior year, which included growth in the largest geographies within the segment.

Operating income increased by 10% over the prior year to $60 million. On an adjusted basis1, operating income increased by 9% to $60 million. The adjusted operating margin on an NSR2 basis increased by 30 basis points over the prior year to 8.6%, which reflects continued strong execution toward the Company’s target of a double-digit margin in this business.

AECOM Capital

AECOM has initiated a process to explore strategic options for the AECOM Capital business. AECOM Capital will continue to manage existing investment products. This process is consistent with the Company’s focus on its Professional Services business. Beginning in the second quarter and for comparable historical periods, the results of the AECOM Capital segment have been classified as non-core and excluded from adjusted financial results, as reconciled in this release.

Discontinued Operations

Results from discontinued operations this quarter included a non-cash reduction to previously expected contingent consideration related to the previously sold Civil Construction business.

Balance Sheet

As of March 31, 2023, AECOM had $1.1 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.2 billion of net debt (total debt less cash and cash equivalents). Net leverage9 was 1.1x.

Tax Rate

The effective tax rate was 24.6% in the second quarter. On an adjusted1 basis, the effective tax rate was 26.4%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on earnings from adjusted net income 10. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 On a constant-currency basis.

7 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

8 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.1 billion in fiscal year 2022. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2022	March 31, 2023	% Change	March 31, 2022	March 31, 2023	% Change
Revenue	$3,213,658	$3,490,172	8.6%	$6,480,374	$6,872,527	6.1%
Cost of revenue	3,003,706	3,262,078	8.6%	6,070,218	6,429,445	5.9%
Gross profit	209,952	228,094	8.6%	410,156	443,082	8.0%
Equity in earnings of joint ventures	11,919	7,456	(37.4)%	19,869	17,285	(13.0)%
General and administrative expenses	(37,098)	(34,147)	(8.0)%	(73,599)	(69,759)	(5.2)%
Restructuring costs	(73,292)	(3,973)	(94.6)%	(76,663)	(41,432)	(46.0)%
Income from operations	111,481	197,430	77.1%	279,763	349,176	24.8%
Other income	3,329	12,305	269.6%	6,203	20,175	225.2%
Interest expense	(24,173)	(42,372)	75.3%	(49,556)	(79,072)	59.6%
Income from continuing operations before taxes	90,637	167,363	84.7%	236,410	290,279	22.8%
Income tax expense for continuing operations	36,011	41,105	14.1%	58,567	66,870	14.2%
Income from continuing operations	54,626	126,258	131.1%	177,843	223,409	25.6%
Loss from discontinued operations	(6,113)	(41,775)	583.4%	(68,053)	(42,163)	(38.0)%
Net income	48,513	84,483	74.1%	109,790	181,246	65.1%

Net income attributable to noncontrolling interests from continuing operations	(5,592)	(8,089)	44.7%	(11,048)	(17,733)	60.5%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(1,364)	221	(116.2)%	4,363	1,047	(76.0)%
Net income attributable to noncontrolling interests	(6,956)	(7,868)	13.1%	(6,685)	(16,686)	149.6%

Net income attributable to AECOM from continuing operations	49,034	118,169	141.0%	166,795	205,676	23.3%
Net loss attributable to AECOM from discontinued operations	(7,477)	(41,554)	455.8%	(63,690)	(41,116)	(35.4)%
Net income attributable to AECOM	$41,557	$76,615	84.4%	$103,105	$164,560	59.6%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.35	$0.85	142.9%	$1.18	$1.48	25.4%
Basic discontinued operations per share	(0.06)	(0.30)	400.0%	(0.45)	(0.29)	(35.6)%
Basic earnings per share	$0.29	$0.55	89.7%	$0.73	$1.19	63.0%

Diluted continuing operations per share	$0.34	$0.84	147.1%	$1.16	$1.46	25.9%
Diluted discontinued operations per share	(0.05)	(0.29)	480.0%	(0.44)	(0.29)	(34.1)%
Diluted earnings per share	$0.29	$0.55	89.7%	$0.72	$1.17	62.5%

Weighted average shares outstanding:
Basic	141,060	138,927	(1.5)%	141,419	138,807	(1.8)%
Diluted	142,626	140,335	(1.6)%	143,631	140,489	(2.2)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2022	March 31, 2023
Balance Sheet Information:
Total cash and cash equivalents	$1,172,209	$1,073,515
Accounts receivable and contract assets – net	3,723,111	4,032,506
Working capital	418,639	501,878
Total debt, excluding unamortized debt issuance costs	2,224,602	2,226,086
Total assets	11,139,315	11,386,526
Total AECOM stockholders’ equity	2,476,654	2,594,340

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2023
Revenue	$2,630,170	$859,821	$181	$-	$3,490,172
Cost of revenue	2,456,859	805,219	-	-	3,262,078
Gross profit	173,311	54,602	181	-	228,094
Equity in earnings of joint ventures	4,878	5,411	(2,833)	-	7,456
General and administrative expenses	-	-	(2,917)	(31,230)	(34,147)
Restructuring costs	-	-	-	(3,973)	(3,973)
Income (loss) from operations	$178,189	$60,013	$(5,569)	$(35,203)	$197,430

Gross profit as a % of revenue	6.6%	6.4%	-	-	6.5%

Three Months Ended March 31, 2022
Revenue	$2,399,938	$813,271	$449	$-	$3,213,658
Cost of revenue	2,239,472	764,234	-	-	3,003,706
Gross profit	160,466	49,037	449	-	209,952
Equity in earnings of joint ventures	3,096	5,743	3,080	-	11,919
General and administrative expenses	-	-	(2,639)	(34,459)	(37,098)
Restructuring costs	-	-	-	(73,292)	(73,292)
Income from operations	$163,562	$54,780	$890	$(107,751)	$111,481

Gross profit as a % of revenue	6.7%	6.0%	-	-	6.5%

Six Months Ended March 31, 2023
Revenue	$5,209,481	$1,662,617	$429	$-	$6,872,527
Cost of revenue	4,873,265	1,556,180	-	-	6,429,445
Gross profit	336,216	106,437	429	-	443,082
Equity in earnings of joint ventures	5,761	8,709	2,815	-	17,285
General and administrative expenses	-	-	(5,595)	(64,164)	(69,759)
Restructuring costs	-	-	-	(41,432)	(41,432)
Income (loss) from operations	$341,977	$115,146	$(2,351)	$(105,596)	$349,176

Gross profit as a % of revenue	6.5%	6.4%	-	-	6.4%

Contracted backlog	$18,794,329	$4,097,400	$-	$-	$22,891,729
Awarded backlog	16,744,277	1,996,188	-	-	18,740,465
Unconsolidated JV backlog	350,836	-	-	-	350,836
Total backlog	$35,889,442	$6,093,588	$-	$-	$41,983,030

Total backlog – Design only	$14,865,535	$6,093,588	$-	$-	$20,959,123

Six Months Ended March 31, 2022
Revenue	$4,863,415	$1,615,732	$1,227	$-	$6,480,374
Cost of revenue	4,553,001	1,517,217	-	-	6,070,218
Gross profit	310,414	98,515	1,227	-	410,156
Equity in earnings of joint ventures	6,365	9,328	4,176	-	19,869
General and administrative expenses	-	-	(5,638)	(67,961)	(73,599)
Restructuring costs	-	-	-	(76,663)	(76,663)
Income (loss) from operations	$316,779	$107,843	$(235)	$(144,624)	$279,763

Gross profit as a % of revenue	6.4%	6.1%	-	-	6.3%

Contracted backlog	$18,743,007	$4,126,815	$-	$-	$22,869,822
Awarded backlog	16,180,320	1,422,115	-	-	17,602,435
Unconsolidated JV backlog	324,021	-	-	-	324,021
Total backlog	$35,247,348	$5,548,930	$-	$-	$40,796,278

Total backlog – Design only	$13,410,746	$5,548,930	$-	$-	$18,959,676

AECOM
Regulation G Information
(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023	Mar 31, 2022	Mar 31, 2023
Americas
Revenue	$2,399.9	$2,579.3	$2,630.2	$4,863.4	$5,209.5
Less: Pass-through revenue	1,450.4	1,655.6	1,654.5	3,026.1	3,310.1
Net service revenue	$949.5	$923.7	$975.7	$1,837.3	$1,899.4

International
Revenue	$813.3	$802.8	$859.8	$1,615.7	$1,662.6
Less: Pass-through revenue	149.2	133.9	156.9	297.3	290.8
Net service revenue	$664.1	$668.9	$702.9	$1,318.4	$1,371.8

Segment Performance (excludes ACAP)
Revenue	$3,213.2	$3,382.1	$3,490.0	$6,479.1	$6,872.1
Less: Pass-through revenue	1,599.6	1,789.5	1,811.4	3,323.4	3,600.9
Net service revenue	$1,613.6	$1,592.6	$1,678.6	$3,155.7	$3,271.2

Consolidated
Revenue	$3,213.7	$3,382.4	$3,490.1	$6,480.4	$6,872.5
Less: Pass-through revenue	1,599.6	1,789.5	1,811.4	3,323.4	3,600.9
Net service revenue	$1,614.1	$1,592.9	$1,678.7	$3,157.0	$3,271.6

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023
Short-term debt	$3.4	$4.6	$4.7
Current portion of long-term debt	39.4	48.4	52.3
Long-term debt, excluding unamortized debt issuance costs	2,188.1	2,172.8	2,135.3
Total debt	2,230.9	2,225.8	2,192.3
Less: Total cash and cash equivalents	965.1	1,160.4	1,073.5
Net debt	$1,265.8	$1,065.4	$1,118.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023	Mar 31, 2022	Mar 31, 2023
Net cash (used in) provided by operating activities	$(1.7)	$120.0	$11.5	$193.2	$131.5
Capital expenditures, net	(15.7)	(36.3)	(32.3)	(47.9)	(68.6)
Free cash flow	$(17.4)	$83.7	$(20.8)	$145.3	$62.9

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023	Mar 31, 2022	Mar 31, 2023
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$111.5	$151.7	$197.5	$279.8	$349.2
Non-core AECOM Capital (income) loss	(0.9)	(3.2)	5.6	0.2	2.4
Restructuring costs	73.3	37.5	3.9	76.7	41.4
Amortization of intangible assets	4.8	4.7	4.6	9.5	9.3
Adjusted income from operations	$188.7	$190.7	$211.6	$366.2	$402.3

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$90.6	$122.9	$167.4	$236.4	$290.3
Non-core AECOM Capital (income) loss	(0.9)	(3.2)	5.6	0.2	2.4
Restructuring costs	73.3	37.5	3.9	76.7	41.4
Amortization of intangible assets	4.8	4.7	4.6	9.5	9.3
Financing charges in interest expense	1.2	1.2	1.2	2.4	2.4
Adjusted income from continuing operations before taxes	$169.0	$163.1	$182.7	$325.2	$345.8

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	36.0	$25.8	$41.1	$58.6	$66.9
Tax effect of the above adjustments*	10.9	9.4	4.3	13.5	13.7
Valuation allowances and other tax only items	(1.5)	-	0.6	(5.7)	0.6
Adjusted income tax expense for continuing operations	$45.4	$35.2	$46.0	$66.4	$81.2

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(5.6)	$(9.6)	$(8.1)	$(11.0)	$(17.7)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.2)	(0.1)	(0.3)	(0.3)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(5.8)	$(9.8)	$(8.2)	$(11.3)	$(18.0)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$49.0	$87.5	$118.2	$166.8	$205.7
Non-core AECOM Capital (income) loss	(0.9)	(3.2)	5.6	0.2	2.4
Restructuring costs	73.3	37.5	3.9	76.7	41.4
Amortization of intangible assets	4.8	4.7	4.6	9.5	9.3
Financing charges in interest expense	1.2	1.2	1.2	2.4	2.4
Tax effect of the above adjustments*	(10.9)	(9.4)	(4.3)	(13.5)	(13.7)
Valuation allowances and other tax only items	1.5	-	(0.6)	5.7	(0.6)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.2)	(0.1)	(0.3)	(0.3)
Adjusted net income attributable to AECOM from continuing operations	$117.8	$118.1	$128.5	$247.5	$246.6

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023	Mar 31, 2022	Mar 31, 2023
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.34	$0.62	$0.84	$1.16	$1.46
Per diluted share adjustments:
Non-core AECOM Capital (income) loss	(0.01)	(0.02)	0.04	-	0.02
Restructuring costs	0.51	0.27	0.03	0.53	0.29
Amortization of intangible assets	0.03	0.03	0.03	0.06	0.07
Financing charges in interest expense	0.01	0.01	0.01	0.02	0.02
Tax effect of the above adjustments*	(0.06)	(0.07)	(0.03)	(0.09)	(0.11)
Valuation allowances and other tax only items	0.01	-	-	0.04	-
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.83	$0.84	$0.92	$1.72	$1.75

Weighted average shares outstanding – basic	141.1	138.7	138.9	141.4	138.8
Weighted average shares outstanding – diluted	142.6	140.6	140.3	143.6	140.5

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$49.0	$87.5	$118.2	$166.8	$205.7
Income tax expense	36.0	25.8	41.1	58.6	66.9
Depreciation and amortization	43.7	43.4	44.0	84.8	87.4
Interest income[2]	(1.8)	(5.9)	(9.8)	(3.1)	(15.7)
Interest expense	24.2	36.7	42.4	49.6	79.1
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)	(2.4)	(2.4)
EBITDA	$149.9	$186.3	$234.7	$354.3	$421.0
Non-core AECOM Capital (income) loss	(0.9)	(3.2)	5.6	0.2	2.4
Restructuring costs	73.3	37.5	4.0	76.7	41.5
Adjusted EBITDA	$222.3	$220.6	$244.3	$431.2	$464.9
Other income	(3.3)	(7.9)	(12.3)	(6.2)	(20.2)
Depreciation[1]	(37.8)	(37.7)	(38.4)	(73.1)	(76.1)
Interest income[2]	1.8	5.9	9.8	3.1	15.7
Noncontrolling interests in income of consolidated subsidiaries, net of tax	5.6	9.6	8.1	11.0	17.7
Amortization of intangible assets included in NCI, net of tax	0.1	0.2	0.1	0.2	0.3
Adjusted income from operations	$188.7	$190.7	$211.6	$366.2	$402.3

1 Excludes depreciation from discontinued operations
2 Included in other income

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2022	Dec 31, 2022	Mar 31, 2023	Mar 31, 2022	Mar 31, 2023
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$163.6	$163.8	$178.2	$316.8	$342.0
Amortization of intangible assets	4.4	4.4	4.3	8.7	8.7
Adjusted income from operations	$168.0	$168.2	$182.5	$325.5	$350.7

International Segment:
Income from operations	$54.8	$55.1	$60.0	$107.8	$115.1
Amortization of intangible assets	0.4	0.3	0.3	0.8	0.6
Adjusted income from operations	$55.2	$55.4	$60.3	$108.6	$115.7

Segment Performance (excludes ACAP & G&A):
Income from operations	$218.4	$218.9	$238.2	$424.6	$457.1
Amortization of intangible assets	4.8	4.7	4.6	9.5	9.3
Adjusted income from operations	$223.2	$223.6	$242.8	$434.1	$466.4

FY2023 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2023
GAAP EPS Guidance	$3.15 to $3.40
Adjusted EPS excludes:
Amortization of intangible assets	$0.12
Amortization of deferred financing fees	$0.04
Non-core AECOM Capital, YTD Actual	$0.01
Restructuring expenses	$0.35 to $0.28
Tax effect of the above items	($0.12) to ($0.10)
Adjusted EPS Guidance	$3.55 to $3.75

FY2023 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP net income attributable to AECOM from continuing operations guidance*	$444 to $480
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$17
Amortization of deferred financing fees	$5
Non-core AECOM Capital, YTD Actual	$2
Restructuring expenses	$50 to $40
Tax effect of the above items	($18) to ($16)
Adjusted net income attributable to AECOM from continuing operations	$500 to $528
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$120
Tax expense, including tax effect of above items	$163 to $175
Adjusted EBITDA Guidance	$935 to $975

* Calculated based on the mid-point of AECOM’s fiscal year 2023 EPS guidance

AECOM
Regulation G Information

FY2023 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP interest expense guidance	$150
Finance charges in interest expense	$(5)
Interest income	$(25)
Adjusted net interest expense guidance	$120

FY2023 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP income tax expense guidance	$145 to $159
Tax effect of adjusting items	$18 to $16
Adjusted income tax expense	$163 to $175

FY2023 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
Operating cash flow guidance	$575 to $775
Capital expenditures, net of proceeds from equipment disposals	($100)
Free cash flow guidance	$475 to $675

FY2023 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2023
Income from operations as a % of revenue	5.4%
Pass-through revenues	7.8%
Amortization of intangible assets	0.1%
Corporate net expense	1.0%
Restructuring expenses	0.3%
Segment adjusted operating income as a % of net service revenue	14.6%

Note: Variances in tables are due to rounding.